Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces First Quarter 2020 Financial Results

Industry leading, AI-driven benefits platform accelerates innovation and actions to expand gross margins and operating margins

Charleston, S.C. – May 6, 2020 – Benefitfocus, Inc. (NASDAQ: BNFT), the technology platform driving rapid innovation for employers and health plans, today announced its first quarter 2020 financial results. Recent highlights include:

•	Grew net benefit eligible lives to 17.5 million at the end of the first quarter, up from 17.3 million at the end of the prior quarter and 15.5 million at the end of the first quarter of 2019;
•	Announced in February that Optima Health, Virginia’s largest health plan, selected Benefitfocus as its partner to deliver its next generation consumer experience;
•	Introduced the Community Resource Center in March to provide human resource leaders additional insight and tools to help guide them through the COVID-19 pandemic;
•	Launched benefitplace.com, a lower-cost, direct-to-consumer benefits alternative to COBRA that offers a greater breadth of benefit options, in April;
•	Exceeded high-end of Q1 adjusted EBITDA guidance by over 60%; GAAP net loss decreased compared to prior-year period.

“Benefitfocus continues to make meaningful progress on our mission to improve lives with benefits. We have accelerated our innovation amid the pandemic by responding to the shifting needs of our customers,” said Ray August, President and Chief Executive Officer of Benefitfocus. August added, “We have a durable business model and strong cash balance. We remain confident that we have the resources, market leadership and technical advantage to exit this experience stronger and better positioned to transform the benefits industry.”

First Quarter 2020 Financial Highlights

Revenue

•	Total revenue was $66.2 million, a decrease of 3% compared to the first quarter of 2019.
•	Software services was $52.0 million, a decrease of 2% compared to the first quarter of 2019. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $46.0 million, a decrease of 4% compared to the first quarter of 2019.
o	Platform revenue was $6.0 million, an increase of 17% compared to the first quarter of 2019.
•	Professional services revenue was $14.2 million, a decrease of 7% compared to the first quarter of 2019.

Net Loss

•

GAAP net loss was ($11.1) million, compared to ($14.2) million in the first quarter of 2019. GAAP net loss per share was ($0.34), based on 32.6 million basic and diluted weighted average common shares outstanding, compared to ($0.44) for the first quarter of 2019, based on 32.1 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($6.7) million, unchanged from the first quarter of 2019. Non-GAAP net loss per share was ($0.21) for both the first quarter 2020 and 2019, based on 32.6 million and 32.1 million basic and fully diluted weighted average common shares outstanding for the first quarter of 2020 and 2019, respectively.

•	Adjusted EBITDA was $4.1 million, compared to $3.6 million in the first quarter of 2019.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash and cash equivalents at March 31, 2020 totaled $114.7 million, compared to $131.0 million at the end of the fourth quarter of 2019.
•	During the first quarter of 2020, the company repurchased approximately 1.1 million shares at a total cost of approximately $9.4 million.

Updated Business Outlook

Based on information available as of May 6, 2020, Benefitfocus is providing guidance for the second quarter and full year 2020 as indicated below.

Second Quarter 2020:

•	Total revenue is expected to be in the range of $55.0 million to $58.0 million.
•

Non-GAAP net loss is expected to be in the range of ($9.0) million to ($7.0) million, or ($0.28) to ($0.22) per share, based on 32.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $2.0 million to $4.0 million.

Full Year 2020:

•	Total revenue is expected to be in the range of $250.0 million to $270.0 million.
•

Non-GAAP net loss is expected to be in the range of ($18.0) million to ($8.0) million, or ($0.56) to ($0.25) per share, based on 32.3 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $25.0 million to $35.0 million.
•	Free cash flow usage is expected to be in the range of $(10.0) million to $(20.0) million.

Adjusted EBITDA and Free Cash Flow guidance excludes the impact of restructuring charges.

Management has not reconciled forward-looking non-GAAP net loss, Adjusted EBITDA or Free Cash Flow to their most directly comparable GAAP measures of GAAP net loss and GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and Q2 and Full Year 2020 business outlook on May 6, 2020, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until May 13, 2020, and can be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with passcode 13703064.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating loss, net loss, net loss per common share, adjusted EBITDA and Free Cash Flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating loss, net loss and net loss per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, if any, and costs not core to our business, if any. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill and intangible assets, transaction and acquisition-related costs expensed, restructuring charges and costs not core to our business. We define Free Cash Flow as cash used in operating activities less capital expenditures, adjusted to eliminate restructuring charges. Beginning in the first quarter of 2020, we revised our definitions of adjusted EBITDA and Free Cash Flow to also exclude restructuring charges.  The revisions to these definitions had no impact on our reported adjusted EBITDA and Free Cash Flow for the three months ended March 31, 2020 or prior periods. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; our ability to maintain our culture, retain and motivate qualified personnel; the immature and volatile market for our products and services; risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; cyber-security risks; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue	$66,154	$68,299
Cost of revenue(1)(2)(3)	33,912	32,852
Gross profit	32,242	35,447
Operating expenses:(1)(2)(3)
Sales and marketing	15,630	19,619
Research and development	11,768	13,090
General and administrative	10,515	11,796
Total operating expenses	37,913	44,505
Loss from operations	(5,671)	(9,058)
Other income (expense):
Interest income	426	660
Interest expense	(5,891)	(5,814)
Other (expense) income	5	9
Total other expense, net	(5,460)	(5,145)
Loss before income taxes	(11,131)	(14,203)
Income tax expense	5	6
Net loss	$(11,136)	$(14,209)
Comprehensive loss	$(11,136)	$(14,209)

Net loss per common share:
Basic and diluted	$(0.34)	$(0.44)
Weighted-average common shares outstanding:
Basic and diluted	32,638,805	32,056,934

(1) Stock-based compensation included in above line items:
Cost of revenue	$667	$899
Sales and marketing	880	1,686
Research and development	342	1,192
General and administrative	1,788	2,590

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$317	$99
Sales and marketing	91	36
Research and development	109	40
General and administrative	52	15

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$192	$642

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$114,714	$130,976
Accounts receivable, net	33,450	33,754
Contract, prepaid and other current assets	21,271	21,523
Total current assets	169,435	186,253
Property and equipment, net	31,507	28,669
Financing lease right-of-use assets	75,687	78,520
Operating lease right-of-use assets	1,591	1,715
Intangible assets, net	12,099	12,667
Goodwill	12,857	12,857
Deferred contract costs and other non-current assets	10,445	11,002
Total assets	$313,621	$331,683
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$6,300	$9,563
Accrued expenses	11,937	10,526
Accrued compensation and benefits	11,245	15,246
Deferred revenue, current portion	29,736	33,429
Lease liabilities and financing obligations, current portion	8,240	6,871
Total current liabilities	67,458	75,635
Deferred revenue, net of current portion	4,803	5,079
Convertible senior notes	190,873	187,949
Revolving line of credit	10,000	–
Lease liabilities and financing obligations, net current portion	82,891	88,572
Other non-current liabilities	68	92
Total liabilities	356,093	357,327
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2020 and December 31, 2019	–	–
Common stock, par value $0.001, 50,000,000 shares authorized, 31,778,075 and 32,788,980 shares issued and 31,775,214 and 32,788,980 shares outstanding at March 31, 2020 and December 31, 2019, respectively	32	33
Additional paid-in capital	420,393	426,025
Accumulated deficit	(462,897)	(451,702)
Total stockholders' deficit	(42,472)	(25,644)
Total liabilities and stockholders' deficit	$313,621	$331,683

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(11,136)	$(14,209)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	5,884	5,335
Stock-based compensation expense	3,677	6,367
Accretion of interest on convertible senior notes	2,924	2,749
Interest accrual on finance lease liabilities	23	–
Rent expense (less than) in excess of payments	(9)	9
Provision for doubtful accounts	55	265
Changes in operating assets and liabilities:
Accounts receivable, net	189	(6,514)
Contract, prepaid and other current assets	252	(2,495)
Deferred costs and other non-current assets	557	1,568
Accounts payable and accrued expenses	(1,593)	(4,867)
Accrued compensation and benefits	(4,000)	(3,580)
Deferred revenue	(3,969)	(5,089)
Other non-current liabilities	(24)	(23)
Net cash and cash equivalents used in operating activities	(7,170)	(20,484)
Cash flows from investing activities
Business combination, net of cash acquired	–	(21,033)
Purchases of property and equipment	(3,821)	(2,955)
Net cash and cash equivalents used in investing activities	(3,821)	(23,988)
Cash flows from financing activities
Draws on revolving line of credit	10,000	–
Payments of debt issuance costs	(154)	(357)
Repurchase of common stock	(9,383)	–
Proceeds from exercises of stock options and ESPP	73	89
Payments on financing obligations	(207)	(655)
Payments of principal on finance lease liabilities	(5,600)	(1,375)
Net cash and cash equivalents used in financing activities	(5,271)	(2,298)
Net decrease in cash and cash equivalents	(16,262)	(46,770)
Cash and cash equivalents, beginning of period	130,976	190,928
Cash and cash equivalents, end of period	$114,714	$144,158

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$31	$382

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$32,242	$35,447
Amortization of acquired intangible assets	317	99
Stock-based compensation expense	667	899
Total net adjustments	984	998
Non-GAAP gross profit	$33,226	$36,445

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(5,671)	$(9,058)
Amortization of acquired intangible assets	569	190
Stock-based compensation expense	3,677	6,367
Transaction and acquisition-related costs expensed	192	642
Costs not core to our business	—	320
Total net adjustments	4,438	7,519
Non-GAAP operating loss	$(1,233)	$(1,539)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(11,136)	$(14,209)
Depreciation	3,796	3,967
Amortization of software development costs	1,519	1,178
Amortization of acquired intangible assets	569	190
Interest income	(426)	(660)
Interest expense	5,891	5,814
Income tax expense	5	6
Stock-based compensation expense	3,677	6,367
Transaction and acquisition-related costs expensed	192	642
Costs not core to our business	—	320
Total net adjustments	15,223	17,824
Adjusted EBITDA	$4,087	$3,615

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(11,136)	$(14,209)
Amortization of acquired intangible assets	569	190
Stock-based compensation expense	3,677	6,367
Transaction and acquisition-related costs expensed	192	642
Costs not core to our business	—	320
Total net adjustments	4,438	7,519
Non-GAAP net loss	$(6,698)	$(6,690)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(6,698)	$(6,690)

Weighted average shares outstanding - basic and diluted	32,638,805	32,056,934
Shares used in computing non-GAAP net loss per share - basic and diluted	32,638,805	32,056,934
Non-GAAP net loss per common share - basic and diluted	$(0.21)	$(0.21)